UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

6/18/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Safeco today announced that it has named R. Eric Martinez as the company’s Executive Vice President, Fulfillment, effective July 1, 2007. He will have responsibility for Claims, Customer Care and Procurement. Mr. Martinez’s employment with the company is at-will, and Safeco has no employment agreement with him. Under his offer of employment, Mr. Martinez will have an annual base salary of $525,000. He will be eligible to receive an annual cash bonus between 70% and 140% of his annual base salary, based on company and personal performance goals, with a target-level bonus at 70%. Mr. Martinez will also receive a cash bonus of $500,000 within five days of employment, in recognition of his forfeiture of certain incentive awards at his previous employer. Mr. Martinez will also receive standard relocation assistance through Safeco’s third party relocation assistance firm.

Effective the first day of employment, Mr. Martinez will be granted restricted stock rights (RSRs) under Safeco’s Long-Term Incentive Plan (LTIP), with an estimated economic value to Mr. Martinez of $1,000,000. The actual number of RSRs to be granted will be determined by dividing this dollar value by the closing price of Safeco common stock on June 29, 2007, the first business day preceding the first day of his employment. Also on the first day of employment, Mr. Martinez will be granted nonqualified stock options under the LTIP with an economic value of approximately $300,000, the actual number of option shares to be determined based on a Black-Scholes methodology using the closing price of Safeco common stock on June 29, 2007, and the exercise price of the options to be the closing price on that date. The RSRs and options will vest as follows: 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. Mr. Martinez will also be eligible to be considered annually for equity awards under the LTIP with an economic value between 0% and 340% of salary, with a target award of 195%, to be based on individual and company performance.

As with its other executive officers, Safeco will also enter into a Change in Control Severance Agreement with Mr. Martinez, to be effective as of the first date of his employment. The material terms of the Change in Control Severance Agreement are described in our proxy statement, filed April 2, 2007, and are incorporated herein by reference.

Mr. Martinez, age 38, joins Safeco from Atlanta-based AGL Resources Inc., an energy services holding company whose principal business is the distribution of natural gas in six Southern states. Mr. Martinez was most recently executive vice president of utility operations at AGL. During his 17-year tenure there, Mr. Martinez also held a number of other leadership positions, including oversight of field operations, service centers, and information technology.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press release “Safeco Names New Executive Vice President for Claims and Service,” dated June 18, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: June 19, 2007	/s/ Kris L. Hill
Kris L. Hill Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release “Safeco Names New Executive Vice President for Claims and Service,” dated June 18, 2007.